Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

C-COR Incorporated:

We consent to the incorporation by reference in the registration statements on Form S-3 (Nos. 333-82697, 333-87909, 333-90011, 333-90589, 333-32676, 333-75888, 333-124182) and on Form S-8 (Nos. 333-124259, 333-116204, 333-64040, 333-61226, 333-49826, 333-43592, 333-30982, 333-89067, 333-65805, 333-02505) of C-COR Incorporated of our reports dated September 7, 2005 with respect to the consolidated balance sheets of C-COR Incorporated and subsidiaries as of June 24, 2005 and June 25, 2004, and the related consolidated statements of operations, cash flows and shareholders’ equity for each of the three fiscal years in the period ended June 24, 2005, and the related financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting as of June 24, 2005 and the effectiveness of internal control over financial reporting as of June 24, 2005, which reports appear in the June 24, 2005 annual report on Form 10-K of C-COR Incorporated.

/s/ KPMG LLP

Harrisburg, Pennsylvania

September 7, 2005